Exhibit 10.1

FIRST AMENDMENT
TO THE
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
OHA SENIOR PRIVATE LENDING FUND (U) LLC

This first amendment (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement of OHA Senior Private Lending Fund (U) LLC (the “Fund”) is entered into effective as of June 20, 2024 (the “Effective Date”) by the Fund.  Unless otherwise specified herein, all capitalized terms herein shall have the same meaning as those terms have in the Agreement (defined below).

RECITALS

A.          The Fund was formed on June 27, 2022 pursuant to that certain Limited Liability Company Agreement dated June 27, 2022 (the “Original Agreement”).  The Original Agreement was amended and restated by that certain Amended and Restated Limited Liability Company Agreement of the Fund dated as of November 15, 2022 (as supplemented, amended and/or restated, the “Agreement”).

B.          At the request of the Fund’s investment adviser, certain amendments have been proposed to the Agreement.

C.          Pursuant to Section 12.1(a) of the Agreement, consent of the members of the Fund (the “Members”) and the Board of Managers of the Fund (the “Board”) has been obtained to the following amendment and therefore the Members desire to amend certain provisions of the Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.          The first paragraph of Section 3.3(a) is hereby deleted in its entirety and restated as set forth below:

(a)       Subsequent Closings. The Fund may hold closings subsequent to the Initial Closing Date (each date on which a subsequent closing is held, a “Subsequent Closing Date”) and issue additional Shares (including Shares of any New Class (as defined below)) to any Member (including any Additional Member (as defined below)) on terms and conditions as determined by the Board (as defined below); provided, however, that no Member shall be required to purchase such additional Shares. The Fund may solicit subscriptions for additional Capital Commitments for the period through July 5, 2024 (the “Offering Period”).

2.          Except as hereby amended, the Agreement shall remain in full force and effect, and all of the terms and provisions of the Agreement are hereby restated and reaffirmed.

3.          This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument.  Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument.  All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.  Facsimile, PDF or other electronic transmission of signature pages including signature pages of any Consent to this Amendment shall be acceptable as originals.

The undersigned has executed this First Amendment to the Amended and Restated Limited Liability Company Agreement of OHA Senior Private Lending Fund (U) LLC to be effective as of the Effective Date.

OHA SENIOR PRIVATE LENDING FUND (U) LLC

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Vice President

MEMBERS

By: Gregory S. Rubin, Vice President of OHA Senior Private Lending Fund (U) LLC, as attorney-in-fact for the Members

By:	/s/ Gregory S. Rubin
Name:	Gregory S. Rubin
Title:	Vice President